UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2008 (January 14, 2008)
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-24699	62-1742957

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Avenue South, Watertown, Massachusetts		02472

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 673-8000
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger
Ex-99.1 Press Release dated January 14, 2008

Item 1.01	Entry Into a Material Definitive Agreement.
          On January 14, 2008, Bright Horizons Family Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Swingset Holdings Corp., a Delaware corporation (“Parent”), and Swingset Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by Bain Capital Fund X, L.P. (the “Sponsor”).
          At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than shares held in the Company’s treasury or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company or owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $48.25 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, each outstanding option, whether vested or unvested, shall become fully vested and exercisable and all restricted shares and restricted share units under the Company’s equity plans shall become fully vested. Each holder of an outstanding option as of the effective time shall be entitled to receive in exchange for the cancellation of such option an amount in cash equal to the product of (i) the difference between the per share Merger Consideration and the applicable exercise price of such option and (ii) the aggregate number of shares issuable upon exercise of such option, subject to applicable withholding requirements.
          The Company has made customary representations, warranties and covenants in the Merger Agreement, which generally expire at the effective time. In addition, the Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to initiate, solicit, facilitate and engage in discussions and negotiations with respect to competing proposals until 12:01 a.m. (New York City time) on March 15, 2008. From that date, the Company may continue discussions with any “Excluded Party”, defined as a party that submits a written proposal during the go-shop period that the Special Committee (1) believes in good faith to be bona fide, (2) determines in good faith, after consultation with advisors, constitutes or could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement, and (3) determines it is required to pursue (by furnishing information or engaging in discussions) in order to comply with its fiduciary duties.
          Except with respect to Excluded Parties, from March 15, 2008, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted on or after March 15, 2008 and with respect to which the Special Committee has made the determinations previously described.
          Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including adoption of the Merger Agreement by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The companies expect to close the transaction during the second quarter of 2008.
          The Merger Agreement contains termination rights, including if the Company’s Board of Directors (or the Special Committee) changes its recommendation to the stockholders as required by its fiduciary duties under applicable law, and provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $10,000,000 and that, under specified circumstances, the Company will be required to pay Parent a termination fee of $39,000,000 unless the termination fee becomes payable by the Company in connection with an acquisition proposal initially submitted in writing prior to March 15, 2008 in which case the termination fee will be $19,500,000. Additionally, under specified circumstances, Parent will be required to pay the Company a termination fee of $39,000,000 and the maximum liability of Parent for breaches of the Merger Agreement is $66,000,000. Bain Capital Fund X, L.P. has agreed to guarantee any such amounts payable by Parent to the Company.

          The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.
          A special committee of the Board of Directors comprised entirely of disinterested directors (the “Special Committee”) engaged Goldman Sachs & Co. (“Goldman”) and Evercore Group L.L.C. (“Evercore”) to serve as financial advisors to the Special Committee. On January 14, 2008, Goldman and Evercore each delivered an opinion to the Special Committee that as of the date of the opinion, the Merger Consideration to be received by holders of the Company’s common stock is fair to such holders (other than the holders of the Company’s common stock that are affiliates of Parent or who invest in Parent capital stock through the exchange of Company common stock) from a financial point of view. In consideration of their services, the members of the Special Committee will receive remuneration in the amount of $100,000 and the chair of the Special Committee will receive aggregate remuneration of $125,000.
          The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
          In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC. Before making any voting decision, the Company’s stockholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Bright Horizons Family Solutions, Inc., 200 Talcott Avenue South, Watertown, Massachusetts 02472, Attention: Chief Financial Officer, telephone: (617) 673-8000, or from the Company’s website, located at http://www.brighthorizons.com.
          The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2007. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 7.01	Regulation FD Disclosure.
          On January 14, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements
          This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2006, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 14, 2008, by and among the Company, Swingset Holdings Corp., and Swingset Acquisition Corp.*

Exhibit 99.1	Press Release dated January 14, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
By:	/s/ Elizabeth J. Boland
	Name:	Elizabeth J. Boland
	Title:	Chief Financial Officer

Date: January 14, 2008

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 14, 2008, by and among the Company, Swingset Holdings Corp., and Swingset Acquisition Corp.*

Exhibit 99.1	Press Release dated January 14, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.